UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 12, 2018

PARAMOUNT GOLD NEVADA CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-36908	98-0138393
(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street

Winnemucca, Nevada

89445

(Address of Principal Executive Offices)

(775) 625-3600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Paramount Gold Nevada Corp. (“Paramount”) held its 2018 Annual Stockholders’ Meeting on December 12, 2018, in Vale, Oregon (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved amendments to the 2016 Stock Incentive and Equity Compensation Plan (the “Plan”).

The first amendment to the Plan increased the maximum number of shares that may be issued pursuant to the Plan by an additional 600,000 shares, representing approximately 2.4% of the common stock of the Company issued and outstanding on October 15, 2018, the record date for the Annual Meeting. As of the record date, a total of 291,177 shares were subject to outstanding awards granted under the Plan, and there were no shares available for new award grants under the Plan before taking the proposed share increase into account.

The second amendment to the Plan reduced the maximum term that an option shall be exercisable from ten (10) years to five (5) years after the option is granted.

The Plan was effective as of December 14, 2016. The Plan will terminate with respect to the grant of new awards on December 14, 2026.

A composite copy of the Plan, which reflected the amendment to that plan that was approved by the Company’s stockholders, was included as Exhibit 1 to the Company’s proxy statement for the Annual Meeting, which proxy statement was filed with the Securities and Exchange Commission (the “SEC”), on October 25, 2018, and is available at the SEC’s website at www.sec.gov. The terms and conditions of the Plan, as amended, and information pertaining to certain participants in the Plan, as amended, are described in detail in that proxy statement. The foregoing description of the amendment to the Plan and Plan as so amended are qualified in their entirety by the terms of that amendment and the Plan as so amended, respectively. A composite copy of Plan that gives effect to the amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07Submission of Matters to a Vote of Security Holders.

Paramount Gold Nevada Corp. (the “Company”) held its annual stockholder meeting on December 12, 2018.   Of the 25,474,954 shares outstanding and entitled to vote at the meeting, 16,143,805 shares of common stock or 63.37% were voted.

At the annual stockholder meeting, the stockholders of the Company were asked to consider and vote on three proposals.  The election results for each proposal were as follows:

Proposal #1: Election of Directors

The stockholders elected the following six individuals to the Company’s Board of Directors for a one-year term expiring at the 2019 Annual General Meeting.  The voting results were as follows:

	For	Withheld	Broker Non-Votes	Approval Percentage(1)
Rudi Fronk	9,377,124	334,175	6,432,506	96.56%
Glen Van Treek	9,586,198	125,101	6,432,506	98.71%
Christopher Reynolds	9,585,168	126,131	6,432,506	98.70%
John Carden	9,369,729	341,570	6,432,506	96.48%
Eliseo Gonzalez-Urien	9,363,506	347,793	6,432,506	96.42%
Pierre Pelletier	9,585,787	125,512	6,432,506	98.71%
John Seaberg	9,575,996	135,303	6,432,506	98.61%

Proposal #2:  Vote on the amendment to the 2016 Stock Incentive and Equity Compensation Plan

The stockholders approved the amendment to the 2016 Stock Incentive and Equity Compensation Plan.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
7,787,973	1,865,920	57,406	6,432,506	80.20%

Proposal #3:  Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of MNP LLP as the Company’s independent registered public accountants for the year ended June 30, 2019.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
15,961,005	149,327	33,473	0	98.87%

(1)  Percentage of votes cast for the nominee or proposal.

Item 9.01.    Financial Statements and Exhibits.

(d)List of Exhibits

Exhibit Number	Description

Exhibit 10.1	Paramount Gold Nevada Corp. 2016 Stock Incentive and Compensation Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GOLD NEVADA CORP.

Date: December 14, 2018	By:	/s/ Carlo Buffone
Carlo Buffone
Chief Financial Officer